limitation failure to properly perform routine maintenance and maintain the Instrument site in accordance with Fluidigm’s requirements or the use of the Product with any non- Fluidigm product (except as they may be specifically validated by Olink or Fluidigm, with respect to standard laboratory reagents, consumables, tools and equipment ancillary to use of the Product), (ii) has been repaired, altered, disassembled or reassembled by persons other than Fluidigm or its designee other than repair or replacement of a third-party good by an authorized service provider, (iii) has failed due to externally caused short circuits, incorrect voltages, failure or fluctuation of electrical power, lightning, static or other improper external inputs, or due to a Force Majeure Event, or (iv) used with any item other than Products (except as may be set forth in the extant applicable Fluidigm protocol for use of a Product, with Reagents supplied by Olink, or with associated standard laboratory tools and equipment ancillary to use of such Product). For example, use of an Instrument with non-Fluidigm IFCs voids the warranty for that reader, unless specifically authorized in writing by Fluidigm. Olink acknowledges that failure to comply with any restriction of use set forth herein will invalidate any warranty provided herein and any applicable service plan. Without limiting the foregoing, with regard to the software, these warranties shall not apply to any failure to conform that is caused by the use or operation of the software in an environment other than that intended or recommended by Fluidigm, or modifications to the software not made or authorized by Fluidigm. Notwithstanding the foregoing, these warranties may be assigned for any Product that is acquired as a business asset in conjunction with a merger or acquisition of Olink or of all or substantially all of Olink’s business assets of which the Product is a part. Fluidigm neither assumes, nor authorizes any other person to assume for it, any other obligations or liabilities in connection with the sale of Products.” 3. Date of Effectiveness; Limited Effect. This Amendment will become effective as of this June 1, 2022 (the "Amendment Effective Date"). Except as expressly provided in this Amendment, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Existing Agreement or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party. On and after the Amendment Effective Date, each reference in the Existing Agreement to "this Agreement," "the Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference to the Existing Agreement in any other agreements, documents, or instruments executed and delivered pursuant to, or in connection with, the Existing Agreement, will mean and be a reference to the Existing Agreement as amended by this Amendment. 4. Representations and Warranties. Each Party hereby represents and warrants to the other Party that: (a) It has the full right, power, and authority to enter into this Amendment and to perform its obligations hereunder and under the Existing Agreement as amended by this Amendment. (b) The execution of this Amendment by the individual whose signature is set forth at the end of this Amendment on behalf of such Party, and the delivery of this

Amendment by such Party, have been duly authorized by all necessary action on the part of such Party. (c) This Amendment has been executed and delivered by such Party and (assuming due authorization, execution, and delivery by the other Party hereto) constitutes the legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms. 5. Miscellaneous. (a) The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment. (b) This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same agreement. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment. (c) This Amendment constitutes the sole and entire agreement between the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter. (d) Each Party shall pay its own costs and expenses in connection with this Amendment (including the fees and expenses of its advisors, accountants, and legal counsel). IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Effective Date. OLINK PROTEOMICS AB By: Name: Oskar Hjelm Title: CFO STANDARD BIOTOOLS INC. By: Name: Peter Vuong Title: VP, GM